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                                  EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 17, 1999 relating to the financial statements which appears in Take Two Interactive Software Inc.'s Annual Report on Form 10-K for the year ended October 31, 1999.

/s/ PricewaterhouseCoopers LLP

New York, New York
September 7, 2000